Exhibit 99.1

Kontoor Brands Provides Update on COVID-19 Business Impacts

GREENSBORO, N.C. – March 17, 2020 – Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today announced that it will temporarily close to the general public all owned and operated retail locations across North America and Europe, effective Wednesday, March 18, in response to the COVID-19 coronavirus pandemic.

Kontoor anticipates the stores to remain closed to the general public through March 27, 2020, and impacted employees at these retail locations will receive pay and benefits during this time, or any longer period as may be required by local governments. The company will reevaluate this temporary closure as the situation evolves.

“We believe it’s our responsibility to do our part to help slow the spread of the coronavirus through social distancing and other measures. Closing our North American and European retail locations is an important, proactive step toward that effort,” said Scott Baxter, President and CEO, Kontoor Brands. “We are closely following the recommendations of public health officials and will continue to adjust our global response to ensure the well-being of our employees, consumers and communities.”

The store closures include the company’s VF Outlet, Lee-Wrangler Outlets, Lee-Wrangler Clearance Centers, Wrangler and Hometown Studio stores. The company’s owned direct-to-consumer channels, including www.lee.com and www.wrangler.com, remain operational and continue to serve consumers.

In addition to the North America and European retail location closures, Kontoor is taking significant measures consistent with advice from health authorities around the world to help curtail the spread of coronavirus at all of its locations. These steps include implementation of global travel restrictions, remote work flexibility, and enhanced cleaning and sanitation protocols at Kontoor facilities, including offices, manufacturing locations and distribution centers.

Kontoor is actively assessing the operational and financial impacts of the coronavirus and will continue to provide updated information.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE:KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Forward-Looking Statements

Certain statements included in this release and attachments are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting Kontoor Brands and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as required under the U.S. federal securities laws. Potential risks and uncertainties that could cause the actual results of operations or financial condition of Kontoor to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with Kontoor Brands’ spin-off from VF Corporation, including the risk of disruption to Kontoor’s business in connection with the spin-off and that Kontoor could lose revenue as a result of such disruption; the risk that Kontoor does not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of Kontoor. Other risks for Kontoor include foreign currency fluctuations; the level of consumer demand for apparel; disruption to distribution systems; reliance on a small number of large customers; the financial strength of customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; diseases, epidemics and health related concerns, such as the recent impact of coronavirus, which could continue to result in closed factories, reduced workforces, supply chain interruption, and reduced consumer traffic and purchasing; response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; ability to implement its business strategy; ability to grow its international and direct-to-consumer businesses; Kontoor’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that Kontoor’s facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; ability to properly collect, use, manage and secure consumer and employee data; stability of manufacturing facilities and foreign suppliers; continued use by suppliers of ethical business practices; ability to accurately forecast demand for products; continuity of members of management; ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by licensees and distributors of the value of Kontoor’s brands; ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the transition period for the exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect Kontoor’s financial results is included in Kontoor’s most recent Annual Report on Form 10-K and other filings with the SEC.

Contacts

Investors:

Eric Tracy, (336) 332-5205

Senior Director, Investor Relations

Eric.Tracy@kontoorbrands.com

or

Media:

Vanessa McCutchen, (336) 332-5612

Vice President, Corporate Communications

Vanessa.McCutchen@kontoorbrands.com

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